UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): September 26, 2006

RESIDENTIAL ASSET SECURITIES CORPORATION,

on behalf of the RASC Series 2006-EMX8 Trust(Exact
name of issuing entity as specified in its charter)

Delaware (State or other jurisdiction of incorporation) 8400 Normandale Lake Boulevard, Suite 250 Minneapolis, Minnesota Address of principal executive office)	333-131209-11 (Commission File Number) 55437 (Zip Code)	51-0362653 (IRS Employer Identification No.)

(952) 857-7000

        (Registrant’s telephone number, including area code )

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 8.01. Other Events.

        On or about September 28, 2006, Residential Asset Securities Corporation, as depositor for the RASC Series 2006-EMX8 Trust (the “Trust”) will issue Home Equity Mortgage Asset-Backed Pass-Through Certificates, Series 2006-EMX8, including the following publicly-offered classes: Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-II, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 (the “Certificates”).

        Copies of the opinions of Orrick, Herrington & Sutcliffe LLP with respect to legality of the Certificates and with respect to the Certificates and its opinion with respect to certain federal tax matters, together with related consents of Orrick, Herrington & Sutcliffe LLP to the incorporation by reference of such opinions as exhibits to the Registration Statement, are filed as Exhibits to this Report.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

    (a)        Not applicable

    (b)        Not applicable

    (c)        Exhibits: The following are filed as Exhibits to this Report:

Exhibit

Number

5.1 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality. 8.1 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.

23.1 Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 5.1).

23.2 Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 8.1).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL ASSET SECURITIES CORPORATION By: /s/ Tim Jacobson Name: Tim Jacobson Title: Vice President

Dated: September 26, 2006

Exhibit 5.1

Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

Exhibit 8.1

Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.

Exhibit 23.1

Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 5.1).

Exhibit 23.2

Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 8.1).